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                              EXHIBIT NUMBER 10.16
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                              MANAGEMENT AGREEMENT
                              DATED 3rd APRIL 2000



                                     PARTIES


                           PHOENIX MANAGEMENT LIMITED
                                    (PHOENIX)

                                       AND

                             PACIFIC LITHIUM LIMITED
                                      (PLL)



















                                   JONES YOUNG
                     LAWYERS CORPORATE ADVISERS STRATEGISTS
                                    AUCKLAND
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                              MANAGEMENT AGREEMENT


AGREEMENT  dated the 3rd day of April 2000

PARTIES

1. PHOENIX MANAGEMENT LIMITED a duly incorporated company having its registered office at Auckland ("PHOENIX")

2. PACIFIC LITHIUM LIMITED a duly incorporated company having its registered office at Auckland ("PLL")



INTRODUCTION

A. PLL has requested PHOENIX and PHOENIX has agreed, to provide the Services to PLL and companies in the PLL group.


AGREEMENT

      DEFINITIONS AND INTERPRETATION

1.0   In this agreement, unless the context otherwise requires:

      COMMENCEMENT DATE means 3rd April 2000.

      CONFIDENTIAL INFORMATION  means any Information:

      (a) Relating directly or indirectly to the business of PLL or its suppliers or customers; or

      (c) Disclosed by either party to the other on the express basis that such information is confidential; or

      (d) Which might reasonably be expected by either party to be confidential in nature;

      provided that where information relates exclusively to one party, nothing in this agreement shall require that party to maintain confidentiality in respect of that information.

      CONSULTANCY FEE means the fee payable by PLL to PHOENIX for the provision by PHOENIX of the Services calculated pursuant to SCHEDULE 2.
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      GST means goods and services tax in terms of the Goods and Services Tax
      Act 1985, at the rate prevailing from time to time.

      MANAGER  means Robin Theodorus Johannink

      REIMBURSABLE EXPENSES means expenses of the type specified in SCHEDULE 2 and includes any other expense necessarily incurred by PHOENIX as a direct result of any failure by PLL to perform any obligation of PLL under this agreement in the manner and at the time required by this agreement.

      SERVICES means the services to be provided by PHOENIX and outlined in
      SCHEDULE 1.

      TERM means the period commencing on the Commencement Date and terminating on six months notice given by PLL or PHOENIX at any time.

2.0   In this agreement:

      (a) Where the context permits, the singular includes the plural and vice versa.

      (b) References to any "party" mean a party to this agreement and include the successors, executors, administrators and permitted assignees (as the case may be) of that party.

      (c) References to clauses and schedule are to clauses in, and the schedule to, this agreement (unless stated otherwise). Each such schedule forms part of this agreement.

      (d) Where the context permits, references to a "person" include an individual, firm, company, corporation or unincorporated body of persons, any public, territorial or regional authority, any government, and any agency of any government or of any such authority.

      (e) References to a month or a year are references to a calendar month or calendar year.


      APPOINTMENT OF PHOENIX

3.0 PLL appoints PHOENIX, and PHOENIX accepts such appointment, to provide the Services to PLL during the Term and upon the terms and conditions appearing in this agreement.


      PHOENIX'S RESPONSIBILITIES

4.0   PHOENIX shall:

      4.1   Provide the Services for the Term including the services of the
            Manager.
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      4.2   Comply with industry best practice and all relevant codes of practice in providing the Services.


      PLL'S RESPONSIBILITIES

5.0   PLL shall, throughout the Term:

      5.1 Promptly provide all information, directions, assistance and co-operation reasonably required by PHOENIX for the provision of the Services.

      5.2 Provide such facilities as shall reasonably be required by PHOENIX and the Manager to enable them to perform their obligations under this agreement.

6.0 PLL shall be responsible for all costs, loss or damaged suffered by the Manager or PHOENIX and arising from the failure by PLL to provide the Manager with working conditions that meet all health and safety standards imposed under all applicable regulations or laws.

7.0 PLL shall confirm acceptance of the completion of the Services and shall be responsible for the implementation of any recommendations made by PHOENIX and for compliance with procedures stipulated by PHOENIX.


      INTELLECTUAL PROPERTY

8.0 PLL and PHOENIX each acknowledge the other's ownership of its patents, proprietary processes, copyright and other intellectual property and that it will not infringe or dispute the same.

9.0 All business records, developed or maintained by PHOENIX or the Manager in the course of providing the Services under this agreement shall at all times be the absolute property of PLL and, to the extent reasonably practicable, shall be kept at PLL's premises.


      CONFIDENTIALITY

10.0 Each party shall maintain as confidential at all times, and shall not at any time, directly or indirectly:

      10.1  Disclose or permit to be disclosed to any person; or

      10.2  Use for itself; or

      10.3  Use to the detriment of the other party,

      any Confidential Information except:

      10.4  As required by law; or
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      10.5  As is already or becomes public knowledge, otherwise than as a result of a breach by the party disclosing or using that Confidential Information of any provision of this agreement; or

      10.6  As authorised in writing by the other party; or

      10.7 To the extent reasonably required by this agreement (and, without limiting the effect of this clause, a party may disclose Confidential Information only to such of its officers, employees or professional advisers, on a "need to know" basis, as is reasonably required in order for the implementation of this agreement).


      CONSULTANCY FEES AND REIMBURSABLE EXPENSES

11.0 The Consultancy Fee shall be paid by PLL within seven days of invoice from PHOENIX.

12.0 PHOENIX shall provide to PLL, no more frequently than monthly, a valid tax invoice for GST purposes in respect of all Reimbursable Expenses which PHOENIX has incurred and for which PHOENIX has paid and is entitled to be reimbursed by PLL. Each such invoice shall be accompanied by such evidence as PLL may reasonably consider appropriate that the expenses covered by the invoice are Reimbursable Expenses.


      TERM AND TERMINATION

13.0 This agreement shall have effect during the Term or until the date on which it is terminated in accordance with clause 15.0.

14.0 In addition to any other right of termination or remedy conferred on the parties under this agreement or by law, this agreement may be terminated at any time and with immediate effect by written notice given by either PLL or PHOENIX (referred to in this clause as "the First Party") to PHOENIX or PLL respectively (referred to in this clause as "the Second Party") if:

      14.1 The Second Party has failed to comply with an earlier written notice given by the First Party specifying a material breach of this agreement by the Second Party and, in the case of a breach which is capable of remedy, requiring that the Second Party remedy that breach within 5 Business Days after receipt of that earlier notice, provided that the First Party may not at any time give such a notice if, at that time, the First Party is in default under this agreement.

      14.2 The Second Party goes into liquidation (otherwise than for a solvent restructuring which has been previously approved in writing by the First Party (which approval may not be unreasonably withheld) or a receiver or statutory manager has been appointed in respect of the Second Party or any material part of its assets or if any event analogous in nature has occurred in respect of the Second Party under the laws of any relevant jurisdiction.
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      14.3  The Second Party suspends, for 10 Business Days or longer, or ceases, its principal business activities.

      14.4 The Second Party makes any assignment to, or enters into an arrangement for the benefit of, its creditors (other than for the purposes of a solvent restructuring).

      14.5 There occurs any change in the composition of the shareholding in, or the board of directors of, the Second Party (being PHOENIX) or if the Second Party (being PHOENIX) ceases to be controlled by the same persons as at the date of this agreement.

      14.6 The Second Party has committed any material breach of this agreement, which breach is not reasonably capable of being remedied by the Second Party within 20 Business Days, provided that the First Party may not at any time give such a notice if, at that time, the First Party is in default under this agreement.

15.0  Upon termination of this agreement for whatever reason:

      15.1 Such termination shall be without prejudice to the rights and remedies of either party in respect of any antecedent breach of this agreement by the other party.

      15.2 PLL shall, notwithstanding such termination, pay (in the manner and at the times provided in this agreement) to PHOENIX the Consultancy Fee and all Reimbursable Expenses as relate to the period up to and including the date of termination.


      DISPUTES

16.0 Unless a party has first complied with clauses 17 - 19 (inclusive) that party may not commence court proceedings or arbitration relating to any dispute arising from this agreement (except where the party seeks urgent interlocutory relief, in which case that party need not comply with this clause before seeking such relief) and where that party fails to so comply with those clauses, the other parties need not comply with those clauses before referring the dispute to arbitration or commencing court proceedings relating to that dispute.

17.0 Any party (referred to in this clause as "the First Party") claiming that a dispute has arisen under this agreement between itself and any other party shall give written notice to the other party to the dispute (referred to in this clause as "the Second Party") specifying the matter in dispute and designating as its representative in negotiations relating to the dispute a person with authority to settle the dispute. The Second Party shall, within 5 Business Days after receiving the First Party's notice, give written notice to the First Party, designating as its representative in negotiations relating to the dispute, a person with similar authority.
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18.0  The parties to the dispute shall use their reasonable endeavours to procure that the persons designated under clause 17 shall, within 10 Business Days of the last designation required by clause 17, following whatever investigations each such person deems appropriate, seek to resolve the dispute.

19.0 If the dispute is not resolved within the period referred to in clause 18 (or within such longer period as their respective representatives may agree is appropriate) the parties to the dispute shall within a further period of 10 Business Days (or such longer period as the representatives may agree is appropriate) use their reasonable endeavours to agree, in good faith, on a process for resolving the whole or part of the dispute through means other than litigation or arbitration (including, without limitation, further negotiations, mediation, conciliation, or independent expert determination) and on:

      19.1 The procedure and timetable for any exchange of documents and other information relating to the dispute.

      19.1 Procedural rules and a timetable for the conduct of the selected mode of proceedings.

      19.3 A procedure for selection and compensation of any neutral person who may be employed by the parties in dispute.

      19.4 Whether the parties should seek the assistance of a dispute resolution organisation.

20.0 After the expiry of the time established by or agreed under clause 19 for agreement on a dispute resolution process, a party which has complied with the provisions of clauses 16 - 19 (inclusive) may, by written notice to the other party to the dispute, terminate the dispute resolution process provided for in those clauses and may then refer the dispute to arbitration or commence court proceedings relating to the dispute.

21.0 Subject to clauses 16 - 19 (inclusive), any party may, by written notice to any other party, require that, if a dispute between those parties arising out of this agreement is not resolved within 10 Business Days of receipt of such notice by the other party, the dispute shall be immediately submitted for determination by a single arbitrator nominated by the President, for the time being, of the Auckland District Law Society after consultation with those parties.

22.0  In the event of a submission to arbitration pursuant to clause 21:

      22.1  The arbitration shall be conducted pursuant to Arbitration Act 1996.

      22.2 The parties' respective responsibilities for the costs of the arbitration shall be determined by the arbitrator.
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      NOTICES

23.0 Any written notice required to be given pursuant to this agreement shall (without limitation) be deemed validly given if:

      23.1 Delivered by hand or sent by facsimile transmission (provided that the sender's facsimile machine confirms transmission to the intended recipient) to the intended recipient's last known physical address or facsimile number; and

      23.2 Signed, in the case of a notice by PHOENIX or PLL, by a director of the party giving that notice.

24.0 For the purposes of this agreement, any notice transmitted by facsimile or delivered after 5.00pm on a Business Day, or at any time on a non Business Day, shall be deemed received at 9.00am on the next Business Day.

25.0 Any notice required to be given to PHOENIX or the Manager shall be deemed given to both of them if given to either of them in accordance with clauses 23 and 24.


      LIABILITY

26.0 Neither PHOENIX nor the Manager shall be liable for any cost, loss or liability incurred by PLL except where it arises from PHOENIX's or the Manager's gross neglect. The maximum combined liability of PHOENIX and the Manager shall be limited to the value of the Services paid by PLL to PHOENIX.


      GENERAL

27.0 NON WAIVER - No waiver of any breach, or failure to enforce any provision, of this agreement at any time by either party shall in any way limit or waive the right of that party to subsequently enforce and compel strict compliance with this agreement.

28.0 NO ASSIGNMENT - Neither party may transfer or assign any of its liabilities or rights under this agreement to any other person without the prior written consent of the other party, which consent may be withheld at the other party's absolute discretion.

29.0 GOVERNING LAW AND JURISDICTION - This agreement is governed by the laws of New Zealand and the parties submit to the exclusive jurisdiction of the New Zealand courts in respect of all matters relating to this agreement.

30.0 PARTIAL INVALIDITY - If any provision of this agreement is or becomes invalid or unenforceable, that provision shall be deemed deleted from this agreement and such invalidity or unenforceability shall not affect the other provisions of this agreement, all of which shall remain in full force and effect to the extent permitted by law, subject to any modifications made necessary by the deletion of the invalid or unenforceable provisions.
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31.0  ENTIRE AGREEMENT - This agreement records the entire arrangement between the parties relating to the matters dealt with in this agreement and supercedes all previous arrangements, whether written, oral or both, relating to such matters.

32.0 RELATIONSHIP BETWEEN THE PARTIES - Nothing expressed or implied in this agreement shall constitute either party as the partner, agent, employee or officer of, or as a joint venturer with, the other party, and neither party shall make any contrary representation to any other person.

33.0 UNFORESEEN CIRCUMSTANCES - Neither party shall be liable for any act, omission or failure under this agreement if that act, omission or failure arises directly from a cause beyond the reasonable control of the party concerned, including (without limitation) extreme weather conditions, civil disruption or industrial action, provided that:

      33.1 The party claiming the protection of this clause shall, as soon as possible after becoming aware of such cause or the likelihood of such cause, give the other party written notice accordingly.

      33.2 Notwithstanding the intervention of such cause, each party shall continue to use its best endeavours to perform its obligations as required under this agreement (excluding any obligations which have already been duly performed as at the date of the relevant cause) despite that cause.

      33.3 In any such event, neither party shall be deemed to have accepted any extra costs which may be incurred or sustained by the other party through a delay resulting from the cause.

34.0 SUBCONTRACTORS - PHOENIX shall not appoint subcontractors to perform any Services on behalf of PHOENIX except with the express written consent of PLL, such consent not to be unreasonably withheld. Notwithstanding any such consent given by PLL in respect of a subcontractor, PHOENIX shall at all times remain primarily liable to PLL for all acts and omissions of that subcontractor, and PLL shall not be deemed to have accepted any liability to that subcontractor by reason only of such consent.

35.0 GST - PLL shall pay to PHOENIX all GST (if any) payable in respect to the Consultancy Fees and the Reimbursable Expenses.


EXECUTION


SIGNED on behalf of PHOENIX    )             /s/ Robin T. Johannink
MANAGEMENT  LIMITED by         )
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SIGNED on behalf of PACIFIC       )          /s/ R. F. Locke
LITHIUM LIMITED by:               )              R. F. Locke
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                                   SCHEDULE 1

                                  THE SERVICES


-     Strategic Management

-     Administration and management

-     Accounting and liaison with Auditors

-     Marketing

-     Business development

-     Corporate Governance

-     Capital raising

-     Shareholders relations

-     Directors and shareholders meetings and minutes

-     Share register

-     Shareholders updates

-     Instructing lawyers

-     Provision of offices and equipment

-     Staffing for the above functions